CYLINK CORPORATION

                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

                                 ------------



To the Shareholders of Cylink Corporation:


     Notice is hereby given that the Annual Meeting of Shareholders of Cylink Corporation, a California corporation (the "Company"), will be held at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, at 2:00 p.m., local time, on May 17, 2000, for the following purposes:

   1. Election of Directors. To elect three directors of the Company to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified.

   2. 2000 Employee Stock Purchase Plan. To approve the adoption of the Company's 2000 Employee Stock Purchase Plan.

   3. Amendment to Articles of Incorporation. To approve the amendment of the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock the Company may issue.

   4. Appointment of Auditors. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2000.

   5. Other  Business. To  transact  such  other  business  as may properly come
      before   the  Annual  Meeting  of  Shareholders  and  any  adjournment  or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders and any adjournment or postponement thereof.

     All Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.


                                           By  Order of the Board of Directors,


                                           [GRAPHIC OMITTED]


                                           William P. Crowell
                                           President and Chief Executive Officer

Sunnyvale, California
April 14, 2000

================================================================================
                            YOUR VOTE IS IMPORTANT.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.
================================================================================

                               Mailed to Shareholders on or about April 14, 2000



                              CYLINK CORPORATION
                                3131 JAY STREET
                         SANTA CLARA, CALIFORNIA 95056

                                 ------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

                                 ------------


                              PROCEDURAL MATTERS


General Information

     This Proxy Statement is furnished to the shareholders of Cylink Corporation, a California corporation ("us", "we" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 17, 2000, at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, at 2:00 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. The Company's headquarters are located at 3131 Jay Street, Santa Clara, California 95056-0952.


Quorum and Voting Procedures

     The close of business on March 31, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 30,440,642 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, the three candidates receiving the highest number of affirmative votes will be elected as directors. Any other proposals require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.


Revocability of Proxies

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Cylink Corporation, P.O. Box 54952, 3131 Jay Street, Santa Clara, California 95056-0952, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.


Solicitation of Proxies

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.


Shareholder Proposals

     To be considered for presentation to the annual meeting of shareholders to be held in the year 2000, a shareholder proposal must be received by the Secretary of Cylink Corporation, P.O. Box 54952, 3131 Jay Street, Santa Clara, California 95056-0952, no later than December 16, 1999. In addition, a shareholder who intends to present a proposal at the Company's annual meeting of shareholders in the year 2000 without inclusion of the proposal in the Company's proxy materials may wish to provide written notice of such proposal to the Company's Secretary no later than March 5, 2000. If the shareholder proponent does not do so, management may use its discretionary voting authority to vote on such proposal for all of the shares for which executed proxies are received. Further, the Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and other requirements of the proxy rules promulgated by the Securities and Exchange Commission. In order to avoid any dispute as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at nine. Three directors will be elected at the Annual Meeting to serve as Class 2 directors until the 2003
Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the three nominees for director who receives the greatest number of votes will be elected.

     Set forth below are the names and certain information relating to each of the three Class 2 director nominees:

                                                                                 Director      Term
Name of Nominee                  Class     Age     Position with Company          Since       Expires
-------------------------------- -------   -----   ---------------------------   ----------   ---------
Howard L. Morgan(1)(4)    ......   2        54     Director                        1995        2003
William W. Harris(1)(4)   ......   2        60     Director                        1995        2003
William P. Crowell(3)  .........   2        59     President, Chief Executive
                                                   Officer and Director            1999        2003

     Set forth below are the names and certain information relating to each of the six current directors whose term as a director of the Company is not expired:


                                                                           Director      Term
Name of Nominee                Class     Age     Position with Company      Since       Expires
------------------------------ -------   -----   -----------------------   ----------   ---------
Elwyn Berlekamp(1)   .........   1        59     Director                    1995        2002
Paul Gauvreau(1)  ............   1        60     Director                    1999        2002
Regis McKenna  ...............   1        60     Director                    1998        2002
Leo Guthart(2)(3)    .........   3        62     Chairman of the Board       1984        2001
William J. Perry(4)  .........   3        72     Director                    1997        2001
James H. Simons(2)(3)   ......   3        61     Director                    1984        2001

------------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee
(4) Member of Nominating Committee


     Dr. Berlekamp has served as a Director of the Company since October 1995. He also co-founded the Company and served as a Director of the Company from 1984 to 1990. From 1994 until 1998, he served as the Chairman of the Board of Trustees of the Mathematical Sciences Research Institute. From 1989 until 1990 he served as the President of Axcom. Dr. Berlekamp has been a professor of mathematics and of electrical engineering and computer science at the University of California since 1971. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences, and holds a B.S., M.S. and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

     Mr. Gauvreau has served as a Director of the Company since 1999. Mr. Gauvreau previously served as a Director of the Company from 1985 until 1995. Mr. Gauvreau has served as Chief Financial Officer and Financial Vice President, Treasurer of Pittway Corporation (a principal shareholder of the Company) since 1966. He holds a B.S.C. from Loyola University, Chicago and an M.B.A. from the University of Chicago.

     Mr. McKenna has served as a Director of the Company since July 1998. Mr. McKenna has served as the Chairman of The McKenna Group since 1970. Mr. McKenna serves on the board of The Economic Strategies Institute and is a member of the Council on Competitiveness. He serves on the advisory board to Stanford's Graduate School of Business. He is a trustee of Santa Clara University and is the Chairman of the Board of the Santa Clara University Center for Science, Technology and Society. Mr. McKenna attended St. Vincent College and holds a B.S. from Duquesne University. Mr. McKenna also serves as director for Caliper Technologies and Cybergold Incentive.

     Mr. Crowell became a Director of the Company in 1999. Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, he served as the Deputy Director at the National Security Agency from 1994 to 1997, and previously served as Vice President of the Atlantic Aerospace Electronics Corporation. Mr. Crowell also serves as the Chairman of the President's Export Council Subcommittee on
Encryption.   He  holds  a  B.A.  in  Political  Science  from  Louisiana  State
University.

     Dr. William W. Harris has served as a Director of the Company since 1995. Dr. Harris is a private investor and is the founder and Treasurer of KidsPac. He holds a B.A. in Psychology from Wesleyan University and a Ph.D. in Urban Studies from the Massachusetts Institute of Technology.

     Dr. Morgan has served as a Director of the Company since 1995 and also served as a Director of the Company from 1984 to 1990. Dr. Morgan has served since June 1989 as the President of ArcaGroup, Inc. a consulting and investment management company. He holds a B.S. in Physics from City College of New York and a Ph.D. in Operations Research from Cornell University. Dr. Morgan also serves as a Director of Franklin Electronic Publishers, Inc., IdeaLab!, Inc., Infonautics, Inc., MyPoints.com, Segue Software, Inc., Tickets.com and Unitronix Corporation.

     Dr. Guthart has served as a Director of the Company since 1984. Since 1990, he has served as the Vice Chairman of Pittway Corporation and as the Chairman of the Ademco division of Pittway Corporation (a principal shareholder of the Company). He holds an A.B. in Physics from Harvard and an M.B.A. and a D.B.A. in Finance from Harvard Business School. Dr. Guthart also serves as a Director of Aptar Group, Inc. and Symbol Technologies, Inc., and he is a Trustee of the Acorn Investment Trust.

     Dr.  William  J.  Perry  has  served as a Director of the Company since May
1997. Dr. Perry is currently the Michael and Barbara Berberian Professor at Stanford University, with a joint appointment in the Department of
Engineering-Economic Systems/Operations Research and the Institute for International Studies. Dr. Perry was the 19th Secretary of Defense for the United States of America, serving from February 1994 to January 1997. He also served as the Deputy Secretary of Defense from 1993 until 1994. He holds a B.S. and an M.S. from Stanford University and a Ph.D. from Pennsylvania State University, all in mathematics. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences. Dr. Perry also serves as a Director of United Technologies and the Boeing Company.

     Dr. Simons has served as a Director of the Company since 1984. Dr. Simons has served as the President and Chairman of Renaissance Technologies Corporation since 1982. He holds a B.S. in Mathematics from the Massachusetts Institute of Technology and a Ph.D. in Mathematics from the University of California, Berkeley. Dr. Simons also serves as a Director of Franklin Electronic Publishers, Inc., Numar Corp., Segue Software and Kentec Information Systems.


Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1999 the Board met 4 times in person. Each Director attended no fewer than 75% of all the scheduled meetings of the Board and its committees on which he served after becoming a member of the Board, with the exception of Dr. Perry, who attended 50% of the Board's scheduled meetings. The Board has four committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

     The Audit Committee, which held 2 meetings in person and 3 meetings by telephone during the fiscal year ended December 31, 2000, consists of Dr. Howard L. Morgan, Dr. William W. Harris, Dr. Elwyn Berlekamp and Mr. Paul Gauvreau. The Audit Committee reviews and supervises the Company's financial controls, including selection of the Company's auditors, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

     The Compensation Committee, which held 3 meetings in the fiscal year ended December 31, 1999, consists of Mr. Leo Guthart and Mr. James H. Simons. The Compensation Committee reviews and approves the compensation and benefits for the Company's chief executive officer, supervises administration of the
Company's 1994 Stock Incentive Plan (the "1994 Plan") and performs such other duties as may from time to time be determined by the Board.

     The Nominating Committee consists of Dr. Howard L. Morgan, Mr. William J. Perry and Dr. William W. Harris. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates and making recommendations to the Board with respect to candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, Robert B. Fougner, Esq., indicating the nominee's qualifications and other relevant biographical information.


Compensation of Directors\

     In January 1996, each Director who was not an affiliate or an employee of the Company ("Non-Employee Director") received a grant of options to purchase 8,000 shares, which vest monthly over a four year period. Non-Employee Directors are eligible to receive discretionary awards under the 1994 Plan. In July 1997, Mr. Perry received a grant of options to purchase 50,000 shares, which vest monthly over a four year period. In July 1997, Dr. Guthart received a grant of options to purchase 30,000 shares, which vested immediately. In July 1998, Mr. McKenna received a grant of options to purchase 50,000 shares, which vest monthly over a four year period. In May 1999, the Directors received the following option grants:


                  Dr. William Perry  ......... 25,000
                  Mr. Regis McKenna  ......... 25,000
                  Dr. Elwyn Berlekamp   ...... 10,500
                  Mr. Paul Gauvreau  ......... 12,500
                  Dr. Leo Guthart    ......... 10,500
                  Dr. William Harris    ...... 10,500
                  Dr. Howard Morgan  ......... 10,500
                  Dr. Jim Simons  ............ 10,500


     Dr. Perry's options were vested immediately. Mr. McKenna's options vest over three years. All other Directors grants vest over two years such that they will be fully vested by May 1, 2001.

     The Company's Non-Employee Directors receive a $1,000 fee for each Board meeting attended and $1,000 for each committee meeting attended that is not held in conjunction with a Board meeting. All Non-Employee Directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                     OF MESSRS. MORGAN, HARRIS AND CROWELL
                          AS DIRECTORS OF THE COMPANY

                                  PROPOSAL 2

          APPROVAL OF ADOPTION OF 2000 EMPLOYMENT STOCK PURCHASE PLAN

     The Board of Directors determined that it is in the best interests of the Company and its stockholders to adopt the 2000 Employee Stock Purchase Plan ("Purchase Plan") (described below). On October 29, 1999, the Board of Directors adopted the Purchase Plan and reserved 200,000 shares of Common Stock for issuance thereunder subject to stockholder approval. As of the date of stockholder approval of the Purchase Plan, no shares have been purchased pursuant to the Purchase Plan.

     At the annual meeting, the stockholders are being asked to approve the Purchase Plan and the reservation of shares thereunder. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy is required for approval of the Purchase Plan.


Summary of the Purchase Plan

     General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.


     Administration. The Purchase Plan may be administered by the Board of Directors (the "Board"), a committee appointed by the Board or officers of the Company acting under their supervision. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, or officers of the Company acting under the supervision of the Board or committee and the decisions of the Board, committee and officers, as the case may be, are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in the Purchase Plan; provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. The Board or it designees may impose additional restrictions on eligibility.

     Offering Period. The Purchase Plan is implemented by offering periods lasting approximately six months in duration with the first offering period commencing on February 1, 2000 and a new offering period commencing on July 1 and January 1 of each year. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Compensation is defined as base straight time gross earnings, overtime and shift premium, but exclusive of payments for sales commissions, incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the Purchase Plan, Common Stock will automatically be purchased under the Purchase Plan at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates.

     Purchase Price. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of Common Stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 2000 shares for each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

     All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

     Withdrawal. A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

     Termination of Employment. Termination of a participant's employment for any reason, including death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

     Stock. The Purchase Plan shall initially be authorized to issue up to 200,000 shares of the Company's Common Stock. Thereafter, on the first day of each fiscal year beginning with January 1, 2001, the Purchase Plan shall be increased by an amount of shares equal to 1% of the outstanding shares on such date, or such lesser amount determined by the Compensation Committee.

     Adjustments Upon Changes in Capitalization. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

     Amendment and Termination. The Board may at any time and for any reason amend or terminate the Purchase Plan, except that no such termination shall affect shares previously purchased and no amendment shall make any change in shares purchased prior thereto which adversely affects the rights of any participant. Stockholder approval for amendments to the Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Purchase Plan will terminate in October 2009, unless terminated earlier by the Board in accordance with the Purchase Plan.

     Certain Federal Income Tax Information. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.


                                   PROPOSAL 3

                    AMENDMENT TO ARTICLES OF INCORPORATION

     Our Amended and Restated Articles of Incorporation, as currently in effect (the "Articles"), provide that we are authorized to issue 45,000,000 shares of our capital stock comprising 40,000,000 shares of Common Stock, $0.0001 par value and 5,000,000 shares of Preferred Stock, $0.001 par value.

     On January 28, 2000, the Board of Directors unanimously authorized an amendment to the Articles (the "Proposed Amendment") to (i) increase the total number of shares the Board is authorized to issue from 45,000,000 shares to 60,000,000 shares; and (ii) to increase the authorized number of shares of Common Stock from 40,000,000 shares to 55,000,000 shares.

     The principal purpose and effect of the Proposed Amendment will be to authorize additional shares of Common Stock. Such shares will be available in the event the Board of Directors determines that it is necessary and appropriate to acquire another company, business or assets or to raise additional capital through the sale of securities in the public market or for such other uses as may be authorized by the Board of Directors in accordance with the Company's Articles and Bylaws. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the meeting is required for approval of the Proposed Amendment.


               THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION
               OF THE PROPOSED AMENDMENT AND RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR THIS PROPOSAL.


                                  PROPOSAL 4

                             APPROVAL OF AUDITORS

     The Board of Directors, following the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2000. This appointment is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the meeting is required to ratify the Board's appointment. If the appointment is not ratified, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited our consolidated financial statements since July 12, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from shareholders.


                    THE BOARD OF DIRECTORS RECOMMENDS THAT
                     SHAREHOLDERS VOTE FOR RATIFICATION OF
            DELOITTE & TOUCHE LLP AS CYLINK'S INDEPENDENT AUDITORS.

                                  MANAGEMENT

     The   following   table  sets  forth  certain  information  concerning  our
executive officers:

Name                         Age                          Position
---------------------------- -----   -----------------------------------------------------
William P. Crowell    ......  59     President and Chief Executive Officer
Roger A. Barnes    .........  52     Vice President Finance and Chief Financial Officer
Yosef A. Cohen  ............  46     Chief Executive Officer, Algorithmic Research, Ltd.
Sarah L. Engel  ............  56     Vice President, Professional Services
Robert B. Fougner  .........  48     General Counsel and Secretary
Theresa A. Marcroft   ......  41     Vice President, Worldwide Marketing
Paul Massie  ...............  45     Vice President, Information Systems
Peter J. Slocum    .........  44     Vice President, Engineering
Michael M. Stewart    ......  51     Vice President, Sales

     Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, Mr. Crowell served as the Deputy Director at the National Security Agency, and has also served as Vice President of the Atlantic Aerospace Electronics Corporation. Mr. Crowell also serves as the Chairman of the President's Export Council Subcommittee on Encryption.

     Mr. Barnes joined the Company as Vice President of Finance and Chief Financial Officer in November 1998. Mr. Barnes served as Senior Vice President and Chief Financial Officer for Evolving Systems, Inc. from November 1997 to November 1998. Mr. Barnes served as President and Chief Executive Officer of Formida Software Corporation from February 1996 to June 1997. From February 1995 to February 1996, Mr. Barnes held the position of Director, Technology Corporate Finance at Arthur Andersen & Co., LLP.

     Mr. Cohen has served as the Chief Executive Officer of Algorithmic Research, Ltd, a subsidiary of the Company, since November 1998. Mr. Cohen joined Algorithmic Research as Chief Operating Officer in 1991. Prior to joining Algorithmic Research, he served in various positions with the Israeli Ministry of Defense, including his last position as Head of the Computer Section.

     Ms.  Engel  has  served  as  Vice  President of Professional Services since
November 1998. She joined the Company as Vice President, Human Resources and Organizational Development in February 1997. Before joining the Company she was an independent consultant specializing in strategic planning, human resources and organizational development.

     Mr. Fougner has been General Counsel and Secretary since joining the Company in December 1989. Prior to joining the Company he was a partner in the New York law firm of Hill, Betts & Nash.

     Ms. Theresa Marcroft joined the Company as Vice President, Worldwide Marketing in September 1999. Prior to joining Cylink, she served as the head of worldwide marketing for Surfwatch Software, a division of Spyglass, Inc.

     Mr. Massie joined the Company as Vice President, Business Systems in June 1997. Prior to joining the Company he was with Bay Networks where he was the director of information systems. He has also served as director of computing for Sun Microsystems, Inc. and as director of computer systems and telecommunications for Sterling Software. Mr. Massie resigned from the Company effective February 28, 1999.

     Mr. Slocum joined the Company as Vice President, Engineering in February 1997. From July 1993 to February 1997, he served as Vice President of Engineering for Octel Communications Corporation. Mr. Slocum served as Director of Engineering for Silicon Graphics, Inc. from July 1992 to July 1993 and MIPS Computer Systems, Inc. from August 1990 to July 1992.

     Mr. Stewart joined the Company as Vice President of Sales in February 1999. Prior to joining the Company, Mr. Stewart served as President and Chief Executive Officer of Escalade Networks and as Vice President, Worldwide Systems Sales & Marketing for A.T.M.L.


Relationships Among Directors Or Executive Officers

     There are no family relationships among any of our directors or executive officers.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2000, for (i) each person who is known by us to beneficially own more than 5% of our Common Stock,
(ii)  each of our directors, (iii) each of the officers appearing in the Summary
Compensation Table below and (iv) all directors and executive officers as a group.

                                                                              Shares         Percentage
                  Directors, Nominees for Director,                        Beneficially     Beneficially
                Executive Officers and 5% Shareholders                       Owned(1)         Owned(2)
------------------------------------------------------------------------   --------------   --------------
Leo A. Guthart(3)    ...................................................     8,949,772           29.40%
Paul R. Gauvreau(4)  ...................................................     8,662,857           28.46%
Pittway Corporation(5)  ................................................     8,606,085           28.27%
Kopp Investment Advisors, Inc.(6)   ....................................     7,018,470           23.05%
James H. Simons(7)   ...................................................     1,762,292            5.79%
Bermuda Trust Company, as Trustee of the Lord Jim Trust(8)  ............     1,748,605            5.74%
GeoCapital LLC(9)    ...................................................     1,651,500            5.42%
Roger A. Barnes(10)  ...................................................        90,000            *
Elwyn Berlekamp(11)  ...................................................       299,551            *
Yosef A. Cohen(12)   ...................................................       214,377            *
William C. Crowell(13)  ................................................       460,833            *
Sarah L. Engel(14)   ...................................................        95,438            *
William W. Harris(15)   ................................................        13,687            *
Regis McKenna(16)    ...................................................        27,570            *
Howard L. Morgan(17)    ................................................        25,687            *
William J. Perry(18)    ................................................        63,542            *
Peter J. Slocum(19)  ...................................................       117,921            *
All executive officers and Directors as a group (13 persons)(20)  ......     3,571,357           11.73%

------------
  * Less than 1%.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
 (2) Percentage beneficially owned is based on 30,440,642 shares outstanding as of March 31, 2000.
 (3) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Guthart is the Chairman and Chief Executive Officer of the Prittway Security Group. Dr. Guthart disclaims beneficial ownership of such shares. Also includes 43,687 shares subject to options exercisable within 60 days of March 31, 2000.
 (4) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Mr. Gauvreau is the Chief Financial Officer and the Financial Vice President, Treasurer. Mr. Gauvreau disclaims beneficial ownership of such shares. Also includes 6,771 shares subject to options exercisable within 60 days of March 31, 2000.
 (5) The address of Pittway Corporation is 200 South Wacker Drive, Suite E, Chicago, IL 60606-5802.
 (6) Based  on  a  Schedule  13D  filed  on  February 24, 2000,  Kopp Investment
     Advisors, Inc. is the beneficial owner of 7,018,470 shares of the Company's Common Stock. The address of Kopp Investment Advisors, Inc. is 6600 France Avenue So., Suite 672, Edina, MN 55435.


                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

 (7) Includes (a) 1,748,605 shares owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his immediate family are the beneficiaries), and (b) 13,687 shares subject to options exercisable within 60 days of March 31, 2000.
 (8) Bermuda Trust Company, as Trustee of the Lord Jim Trust, holds 1,748,605 shares of the Company's Common Stock in a trust of which Dr. Simons, a Director of the Company, and members of his immediate family are the beneficiaries. The address of Bermuda Trust Company is Murdoch & Co., c/o Bermuda Trust Company Limited, Attn.: Susan Gibbons, Compass Point, 9 Bermudiana Road, Hamilton, HM11, Bermuda.
 (9) Based on a Schedule 13G filed on February 10, 1999, GeoCapital LLC is the beneficial owner of 1,651,500 shares of the Company's Common Stock. The address of GeoCapital LLC is 767 Fifth Avenue, 45th floor, New York, NY 10153-4590.
(10) Includes 90,000 shares subject to options exercisable within 60 days of March 31, 2000.
(11) Includes 13,687 shares subject to options exercisable within 60 days of March 31, 2000.
(12) Includes 83,479 shares subject to options exercisable within 60 days of March 31, 2000.
(13) Includes 460,833 shares subject to options exercisable within 60 days of March 31, 2000.
(14) Includes 95,438 shares subject to options exercisable within 60 days of March 31, 2000.
(15) Includes 13,687 shares subject to options exercisable within 60 days of March 31, 2000.
(16) Includes 27,570 shares subject to options exercisable within 60 days of March 31, 2000.
(17) Includes 13,687 shares subject to options exercisable within 60 days of March 31, 2000.
(18) Includes 63,542 shares subject to options exercisable within 60 days of March 31, 2000.
(19) Includes 117,396 shares subject to options exercisable within 60 days of March 31, 2000.
(20) Includes 1,251,642 shares subject to options exercisable within 60 days of March 31, 2000.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

     The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company and (ii) the four other most highly compensated executive officers of the Company, (collectively, the "Named
Executive Officers"):

                                                                                          Long Term
                                                     Annual Compensation                Compensation
                                          ------------------------------------------  ------------------
                                                                                         Securities
                                                                       Other Annual      Underlying           All Other
Name and Principal Position        Year    Salary ($)     Bonus ($)    Compensation     Options/SARs       Compensation ($)
--------------------------------- ------  -------------  -----------  --------------  ------------------  ------------------
William P. Crowell   ............  1999   300,000         200,000        13,746            150,000             95,200(1)
 CEO                               1998   214,369          82,800                          500,000             56,819
                                   1997                                                    350,000
Yossi A. Cohen    ...............  1999   250,000(2)       50,000
 CEO, Algorithmic Research Ltd.    1998   123,189                                          250,000             17,903
                                   1997   128,323          51,262                           50,000             18,951
Roger A. Barnes   ...............  1999   200,000          97,500           948                                17,832(3)
 VP Finance & CFO                  1998    19,231          50,000                          300,000
                                   1997
Peter J. Slocum   ...............  1999   185,000          80,000         9,412
 VP Engineering                    1998   185,000          80,000                          250,000(4)
                                   1997   163,654          42,230                          250,000
Sarah L. Engel    ...............  1999   180,000          55,000         2,194                                80,000(5)
 VP Professional Services          1998   154,154          50,000                          200,000(6)          80,000
                                   1997   124,615          15,000                          150,000             62,904

------------
(1) Includes a car allowance of $6,300 and, assuming an 8% interest rate, imputed interest in the amount of $88,960 on an interest-free loan from the Company.
(2) Mr. Cohen's Salary includes Managers and Disability Insurance, Education Fund, and other benefits in accordance with local practices in Israel.
(3) Includes, assuming an 8% interest rate, imputed interest in the amount of $17,832 on an interest-free loan of $565,000 from the Company.
(4) Includes an option to purchase 250,000 shares of Common Stock that had been previously granted and repriced in December 1998.
(5) Includes, assmuing an 8% interest rate, imputed interest in the amount of $80,000 on an interest-free loan from the Company.
(6) Includes an option to purchase 150,000 shares of Common Stock that had been previously granted and repriced in December 1998.

Option Grants In Last Fiscal Year

     The  following  table  provides  certain  information with respect to stock options  granted  to  the  Named Executive Officers during the fiscal year ended
December  31,  1999.  In  addition,  as  required by the Securities and Exchange
Commission  rules,  the table sets forth the potential realizable value over the term  of  the  option (the period from the date of grant to the expiration date)
based  on  assumed  rates  of  stock  appreciation  of  5%  and  10%, compounded annually.  These  amounts are based on certain assumed rates of appreciation and do  not represent the Company's estimate of future stock value. Actual gains, if any,  on  stock  option exercises will be dependent on the future performance of the  Common  Stock.  The option to Mr. Crowell provides for vesting monthly over the  next  four  years.  The  term  of  this option is for six years, subject to
earlier   termination   upon   the  occurrence  of  certain  events  related  to
termination of employment.


                               Individual Grants

                                                                                                        Potential
                                                                                                         Realizable
                                                                                                         Value at
                                                                                                      Assumed Annual
                                                Percentage of                                              Rates
                                                 Granted to                                              of Stock
                                                Total Option                                         Appreciation for
                                                Granted to                                              Option Term
                                Option Shares   Employees in    Exercise or Base                    -------------------
Officer                            Granted       Fiscal Year    Price ($/Share)    Expiration Date   5% ($)    10% ($)
------------------------------ --------------- --------------- ------------------ ----------------- --------- ---------
William P. Crowell(1)   ......     150,000          6.53             3.5150            1/29/05       670,500   852,000

------------
(1) Mr. Crowell was the only Named Executive Officer to receive options to acquire Common Stock during fiscal year 1999.

Option Exercises and Holdings

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 1999, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1999, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1999.


              Aggregated Option Exercise In Last Fiscal Year and
                         Fiscal Year-End Option Values


                                                                        Number of
                                                                  Securities Underlying             Value of Unexercised
                                Shares           Value             Unexercised Options                  In-the-Money
                                                                at December 31, 1999 (#)         at December 31, 1999 ($)(2)
                              Acquired on       Realized     -------------------------------   -------------------------------
Name                        Exercise (#)(1)      ($)(1)      Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------- -----------------   ----------   -------------   ---------------   -------------   ---------------
William P. Crowell   ......       --               --          374,375          625,625         2,825,714         4,878,197
Peter J. Slocum   .........       --               --           82,500          167,500           763,125         1,549,375
Sarah L. Engel    .........       --               --           70,333          129,667           672,716         1,230,410
Yosef A. Cohen    .........       --               --           59,833          190,167           604,913         1,945,087
Roger A. Barnes   .........       --               --           65,000          235,000           678,438         2,452,813

------------
(1) No Named Executive Officers exercised options during fiscal year 1999.
(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1999 ($13.50 per share) and the exercise price of the Named Executive Officers' respective options.

                          Ten-Year Option Repricings

                                                                      Market                                    Length of
                                                     Number of        Price of      Exercise                     Original
                                                     Securities       Stock at      Price at                    Option Term
                                                     Underlying       Time of       Time of         New        Remaining at
                                                      Options        Repricing     Repricing      Exercise       Date of
Name                                     Date       Repriced (#)        ($)           ($)        Price ($)      Repricing
-------------------------------------- ----------   --------------   -----------   -----------   -----------   --------------
Yosef A. Cohen   ..................... 12/11/98         50,000         4.25           9.875        4.25          8 years
 Chief Executive Officer,
 Algorithmic Research, Ltd.
Sarah L. Engel   ..................... 12/11/98        150,000         4.25          11.00         4.25          8 years
 Vice President, Professional Services
Paul Massie   ........................ 12/11/98         85,106         4.25          11.75         4.25          8 years
 Vice President, Information Systems
Peter J. Slocum  ..................... 12/11/98        250,000         4.25          11.875        4.25          8 years
 Vice President, Engineering

Employment Agreements

     We entered into an employment agreement with Mr. Crowell in December 1997, which agreement was amended in November 1998 (the "Crowell Agreement"). Under the terms of the Crowell Agreement, Mr. Crowell is to be employed by the Company until December 31, 2004 for an annual salary of $300,000 and is eligible for an annual performance bonus of $100,000. Pursuant to the terms of the Crowell Agreement, we made a loan to Mr. Crowell in the amount of approximately $1,112,000 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Maryland. The Loan will be interest free for the period of his employment and secured by a deed of trust on Mr. Crowell's principal residence. Under the Crowell Agreement, Mr. Crowell received a grant of options covering 350,000 shares of our Common Stock, which options vest over a period of five years from the date of his employment, a second grant of 500,000 options with 20% vesting upon the grant in December 1998, and the balance vesting ratably over four years, and a third grant of 150,000 options in January 1999, which options vest ratably over four years. These options are subject to accelerated vesting, in certain circumstances, if there is a change in control of Cylink.

     In November 1998, our subsidiary, Algorithmic Research, Ltd., amended its employment agreement with Mr. Yosef A. Cohen (the "Cohen Agreement") under which Mr. Cohen agreed to be employed as Algorithmic Research's Chief Executive Officer until December 31, 1999 at a salary of $250,000 per year and a potential performance bonus of $50,000 per year. Under the Cohen Agreement, Mr. Cohen received a grant of options covering 50,000 shares of our Common Stock, which options were repriced in December 1998 and will continue to vest over the following three year period beginning December 1998. Mr. Cohen received a second option grant covering 200,000 shares of our Common Stock in November
1998, 20% of which vested immediately, with the balance vesting ratably over four years from the date of grant.

     In February 1997, we entered into an employment agreement with Ms. Engel (the "Engel Agreement"). Under the terms of the Engel Agreement, Ms. Engel is to be employed until February 2002 for an annual salary initially set at $150,000 and is eligible for an annual performance bonus of $30,000. Pursuant to the terms of the Engel Agreement, we made a loan to Ms. Engel in the amount of approximately $1,000,000 (the "Loan") to purchase a primary residence in California commensurate with her prior residence in Virginia. The Loan will be interest free for the period of her employment and secured by a deed of trust on Ms. Engel's principal residence. Under the Engel Agreement, Ms. Engel received a grant of options covering 150,000 shares of our Common Stock which options now vest over a period of three years from December, 1999. These options are, in certain circumstances, subject to accelerated vesting if there is a change in control of Cylink. Ms. Engel received a second grant of 50,000 options in November 1998, 20% of which vested immediately, with the balance vesting ratably over four years from the date of the grant.

     In October 1998, the Company entered into an employment agreement with Mr. Barnes which agreement was amended in August 1999 (the "Barnes Agreement"). Under the terms of the Barnes Agreement, Mr. Barnes is to be employed until December 31, 2003 for an annual salary initially set at

$200,000 and is eligible for an annual performance bonus of $75,000. Pursuant to the terms of the Barnes Agreement, we made a loan to Mr. Barnes in the amount of approximately $565,000 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Colorado. The Loan will be interest-free for the period of his employment and secured by a deed of trust on Mr. Barnes' principal residence. Under Barnes Agreement, Mr. Barnes received a grant of options covering 300,000 shares our Company's Common Stock which options now vest over a period of five years from October 1998, subject to accelerated vesting, in certain circumstances, if there is a change in control of Cylink.

     In January 1997, we entered into an employment agreement with Mr. Slocum (the " Slocum Agreement"). Under the terms of the Slocum Agreement, Mr. Slocum is to be employed until January 2002 for an annual salary initially set at $185,000 and is eligible for an annual performance bonus of $70,000. Under the Slocum Agreement, Mr. Slocum received a grant of options covering 250,000 shares of our Common Stock, which options now vest over a period of three years from December 1998. These options are, in certain circumstances, subject to accelerated vesting if there is a change of control of Cylink.


Certain Transactions

     In 1998, we issued a $1,112,000 interest-free loan to Mr. Crowell, our Chief Executive Officer. The loan will remain interest free during the period of Mr. Crowell's employment with us, and is due in December 2004. The loan is secured by a deed of trust on Mr. Crowell's principal residence. As of December 31, 1999, the total amount outstanding was approximately $1,112,000.

     In August 1999, we issued a $565,000 interest-free loan to Mr. Barnes, our Chief Financial Officer. The loan will remain interest-free during the period of Mr. Barnes' employment with us and is due in August, 2004. The loan is secured by a deed of trust on Mr. Barnes' principal residence. As of December 31, 1999, the total amount outstanding was $565,000.

     In 1997, we issued a $1,000,000 interest-free loan to Ms. Engel, our Vice President of Professional Services. The loan will remain interest-free during the period of Ms. Engel's employment with us, and is due in March 2002. The loan is secured by a deed of trust on Ms. Engel's principal residence. As of December 31, 1999, the total amount outstanding was approximately 1,000,000.



                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Compensation Committee of the Board was formed in December 1995 and consists of Dr. Leo Guthart and Dr. James Simons. Decisions concerning the compensation of our Chief Executive Officer is made by the Compensation Committee and reviewed periodically by the full Board (excluding any interested director). Decisions concerning the compensation of our executive officers are made by the Chief Executive Officer in consultation with members of the Compensation Committee. Policies concerning the terms of the 1994 Plan are determined by the Compensation Committee and administered by certain of our executive officers.


Executive Officer Compensation Programs

     The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

     Base Salaries. Salaries for our executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. Among other sources of information, the Compensation Committee and the Chief Executive Officer rely on reports from Radford Associates concerning competitive compensation practices in the Company's geographical region. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and our financial performance generally. The weight given each such factor may vary from individual to individual. Based on prior surveys, the base salaries for our executive officers were at the approximate median of the base salary range for other executive officers in comparable positions at comparable companies in our industry and geographical region.

     Incentive Bonuses. The Compensation Committee and the Chief Executive Officer believe that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to our success and to our financial performance generally.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the 1994 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period. However, the Compensation Committee continues to evaluate and consider revisions to the various terms and conditions of our option agreements, specifically with respect to the duration of the option agreements, and the basis for issuing and vesting of awards. The principal factors considered in granting stock options to our executive officers are prior performance, level of responsibility, other compensation and the executive officer's ability to influence our long-term growth and profitability. However, the 1994 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (the "IRC") disallows a deduction by us for certain compensation exceeding $1 million paid to any named executive officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the 1994 Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the 1994 Plan.


Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Crowell's base salary for the fiscal year ended December 31, 1999 was $300,000. In addition, Mr. Crowell is eligible for an annual minimum bonus of $100,000. Mr. Crowell's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size, the compensation for our previous Chief Executive, and past proposals by competing candidates for the position of Chief Executive Officer. Based on prior surveys, the base salary offered to Mr. Crowell was at the approximate median of the base salary range for other Chief Executive Officers of comparable companies in our industry and geographical region.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee currently consists of Dr. Leo A. Guthart and Dr. James H. Simons. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on our Common Stock from February 15, 1996, the date of our initial public offering, through the end of our fiscal year ended December 31, 1999, with the percentage change in the cumulative total return for the Nasdaq Composite Index and the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on February 15, 1996 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.


                 COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN
                           AMONG CYLINK CORPORATION,
                THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX



                               [GRAPHIC OMITTED]

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                      2/15/96  12/96  12/97  12/98   12/99
                                      -------  -----  -----  -----   -----
CYLINK CORPORATION                        100     87     65     24      90
NASDAQ STOCK MARKET (U.S. & FOREIGN)      100    118    144    199     375
HAMBRECHT & QUIST TECHNOLOGY              100    118    138    215     499

                   CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS


Previous Independent Accountants

     On July 12, 1999, we dismissed PricewaterhouseCoopers LLP, which had previously served as our independent accountants, and engaged Deloitte & Touche LLP as our new independent accountants.

     The reports of PricewaterhouseCoopers LLP on the financial statements for our past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     The Audit Committee of the Board of Directors participated in and approved the decision to change independent accountants.

     In connection with its audits for the two most recent fiscal years and through July 12, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the financial statements for such years.

     During the two most recent fiscal years and through July 12, 1999, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     We requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 19, 1999, is filed as Exhibit
16.1 to our Form 8-K, filed with the Securities and Exchange Commission on July 19, 1999.


New Independent Accountants

     As stated above, we engaged Deloitte & Touche LLP as our new independent accountants as of July 12, 1999. The Audit Committee of the Board of Directors approved such engagement on June 21, 1999.

     In  October,  1998,  Wilson  Sonsini  Goodrich & Rosati, outside counsel to
Cylink, retained Deloitte & Touche LLP to assist Wilson Sonsini Goodrich & Rosati in a review of our prior revenue recognition practices. In conjunction with that engagement, Deloitte & Touche LLP provided oral and written advice to assist Wilson Sonsini Goodrich & Rosati and the Audit Committee regarding matters relating to such revenue recognition practices.

     During the two most recent fiscal years and through July 12, 1999, we did not consult with Deloitte & Touche LLP on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of the Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                 OTHER MATTERS


Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, we believe that during the fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements, with the exception of Mr. Cohen. Mr. Cohen was required to file a report on Form 4 respecting certain sales of our Common Stock. We anticipate filing a report on Form 5 on Mr. Cohen's behalf prior to the date of the Annual Meeting.


Other Matters
     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.



                                            By  order of the Board of Directors,


                                            [GRAPHIC OMITTED]


                                            William P. Crowell
                                            President and Chief Executive
Officer

April 14, 2000
Santa Clara, California

                                                                      1486-PS-00

                                   APPENDIX A

                                      PROXY

                               CYLINK CORPORATION

                                 3131 Jay Street
                          Santa Clara, California 95056

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 17, 2000

         The undersigned shareholder of Cylink Corporation hereby acknowledges receipt of the 1999 Annual Report to Shareholders and the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 14, 2000, for the Annual Meeting of Shareholders of Cylink Corporation to be held on Friday, May 17, 2000 at 2:00 p.m., local time at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, and revoking all prior proxies, hereby appoints Roger Barnes and Robert Fougner, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Cylink Corporation held on record by the undersigned on March 31, 2000 at the Annual Meeting to be held on May 17, 2000, or any postponement or adjournment thereof.


                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Please mark your votes as this example. [X]

Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted for the election of all directors.

         1. Election of all nominees listed below to the Board of Directors as Class 2 directors to serve until the Year 2003 Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

NOMINEES:         Howard L. Morgan, William W. Harris and William P. Crowell

                  [ ] FOR ALL NOMINEES

                  [ ] WITHHOLD FROM ALL NOMINEES

                  [ ] ______________________________________
                      For All Nominees except as noted above

         2.       To approve  the  adoption  of  Cylink's  2000  Employee  Stock
                  Purchase Plan.
                          [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

         3. To approve the amendment of Cylink's Articles of Incorporation to increase the authorized number of shares of Common Stock Cylink may issue.
                          [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

         4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of Cylink for the fiscal year ending December 31, 2000.
                          [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

         5. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

[ ] Mark here for address change and note below

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: __________________________       Date: ______________________________

Signature: __________________________       Date: ______________________________